PROXY INFORMATION

Shareholders of the AIM and INVESCO Funds have been mailed proxy statements asking for approval of various proposals. The proxy statements for each AIM or INVESCO fund contains disclosure information about the proposal(s) for which votes are being solicited.

The meeting was held on October 21, 2003 as scheduled, and reconvened meetings were held on October 28, November 4, 2003, November 11, 2003 and November 17, 2003. Certain proposals have been further adjourned until 3:00 p.m. on November 21, 2003, in order to solicit additional votes. The reconvened meeting will be held at the same location. Funds whose meetings have been adjourned to solicit additional votes on proposals are listed on the drop down menus below for the AIM Funds and the INVESCO Funds.

To read answers to common questions regarding proxy voting, your fund's proposal(s), and to access your fund's proxy statement, prospectus, or annual report, select your fund(s) from these drop down menus:


AIM Funds:                                        INVESCO Funds:

Select a fund  [drop-down box]                    Select a fund  [drop-down box]

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WAYS TO VOTE.

You may cast your vote by any of the following methods. HOWEVER YOU CHOOSE TO VOTE, IT IS IMPORTANT THAT YOU VOTE NOW TO SAVE THE EXPENSE OF ADDITIONAL SOLICITATIONS.

BY INTERNET

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You may vote your shares at [link] www.proxyweb.com unless your shares are held through a broker, in which case you may vote your shares at [link] www.proxyvote.com.

Enter the control number listed on the proxy card you received in the mail and follow the instructions on the web site.

BY TELEPHONE

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Call toll-free 1.888.221.0697. Enter the control number listed on the proxy card and follow the recorded instructions.

BY MAIL

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Complete and sign the proxy card and return it in the postage-paid envelope provided in the shareholder mailing.

IN PERSON

Please notify AIM Investments at 1.800.952.3502 if you wish to vote your shares at the meeting.

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IF YOU HAVE ANY QUESTIONS...

If you have questions on the proxy or the voting process, please contact your financial consultant or call AIM toll-free at 1.800.347.4246 any business day between 7:30 a.m. and 5:30 p.m. CT.

If we have not received your proxy card before the date of the shareholder meeting for your fund, a representative from our proxy solicitation firm, Georgeson Shareholder Communications Inc., may contact you to remind you to exercise your right to vote.

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                        A I M INVESTMENT SERVICES, INC. 11/2003

      --Copyright-- 2003 A I M Management Group Inc. All Rights Reserved.